UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 24, 2013

TF FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (215) 579-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 24, 2013, TF Financial Corporation (the “Company”) held its annual meeting of stockholders at which the following items were voted on.

(1)           Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Robert N. Dusek	1,847,868	103,096	660,238
Kenneth A. Swanstrom	1,878,406	72,558	660,238
James B. Wood	1,887,074	63,889	660,238

(2)           Ratification of the appointment of S. R. Snodgrass, A.C. as independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
2,597,273	9,196	4,732

There were no broker non-votes on the ratification of auditors.

(3)           Approval of a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
1,701,930	86,497	162,536	660,238

(4)           Whether advisory votes on executive compensation should occur every one, two or three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,052,242	4,904	881,812	12,004	660,238

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION
Date: April 25, 2013	By:	/s/ Dennis R. Stewart
Dennis R. Stewart Executive Vice President and Chief Financial Officer (Principal Financial/Accounting Officer)